EXHIBIT 15

Awareness Letter of Independent Accountants

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

RE: Twin Disc, Incorporated

We are aware that our report dated October 11, 1996 on our review of interim financial information of Twin Disc, Incorporated for the three-month periods ended September 30, 1996 and 1995 and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the registration statements of Twin Disc, Incorporated on Form S-8 (Twin Disc, Incorporated 1988 Incentive Stock Option Plan and Twin Disc, Incorporated 1988 Non-Qualified Stock Option Plan for Officers, Key Employees and Directors). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


/S/
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Coopers & Lybrand L.L.P.

Milwaukee, Wisconsin
October 29, 1996